UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

Avon Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nunn Mills Road, Northampton NN1 5PA United Kingdom
(Address of Principal Executive Offices)

+44-1904-232425
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated With Exit Or Disposal Activities; Item 2.06. Material Impairment.

On November 3, 2022, the board of directors of Avon Products, Inc. (“Avon”) approved a plan to relocate its research and development facilities to Brazil and Poland, two of its largest markets, by the end of its fiscal quarter ending June 30, 2024, in order to further deliver its Global Innovation Program and realize cost efficiencies. As a result, Avon will close its research and development facility in Suffern, New York. The closure of the Suffern facility is expected to be completed by the end of Avon’s fiscal quarter ending June 30, 2024.

Avon is currently assessing the costs associated with the closure of its research and development facility in Suffern and the relocation of research and development activities to Brazil and Poland. Avon expects to incur non-recurring restructuring costs in connection with the closure and relocation in the amount of approximately $39.0 million, to be incurred in the fiscal years ending December 31, 2022, 2023, 2024 and 2025 and capital expenditures relating to the infrastructure and facilities in Brazil and Poland totaling approximately $10.0 million, to be incurred in the fiscal years ending December 31, 2022 and 2023, amounts of which will be compensated with a reduction in recurring costs as a result of the restructuring. Avon is also performing an impairment analysis over fixed assets and, as a result, expects to record a potential impairment charge in the range of $35.0 million to $40.0 million.

The restructuring costs and impairment charges described above are preliminary estimates and actual amounts may be materially different from these estimates. Avon may also incur additional charges, non-cash costs, future cash expenditures or impairments not currently contemplated due to events that may occur as a result of, or that are associated with, the Suffern facility closure and the relocation of its research and development facilities to Brazil and Poland.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Avon Products, Inc. on November 3, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2022

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
	Name:	Ginny Edwards
	Title:	VP, General Counsel and Corporate Secretary